Exhibit 3.2.29

CERTIFICATE OF INCORPORATION

OF

LOEWS WASHINGTON CINEMAS, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Act of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is LOEWS WASHINGTON CINEMAS, INC.

SECOND: Its initial registered office is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its initial registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD: The purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The aggregate number of shares of stock which the corporation is authorized to issue is One Thousand (1,000), each of which has a par value of One ($1.00) Dollar per share. All such shares are of one class and are Common Stock.

FIFTH: The name and address of the single incorporator is as follows:

Barbara R. Corbett

400 Plaza Drive

Secaucus, New Jersey 07094

SIXTH: The registered agent of the corporation is the United States Corporation Company, whose address is One Gulf and Western Plaza, New York, New York 10271. The registered agent is the agent of the corporation upon whom process against it may be served.

SEVENTH: The By-Laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

EIGHTH: The Corporation shall have the power to indemnify all persons whom it may indemnify pursuant to law, including, without limitation, Section 145 of the Delaware General Corporation Law, as amended from time to time.

NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of §102 of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 27th day of April, 1988.

/s/ BARBARA R. CORBETT
Barbara R. Corbett

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/21/2002 020188761 - 2159242

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Loews Washington Cinemas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40508, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said Loews Washington Cinemas, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

Loews Washington Cinemas, Inc.

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President